Exhibit 21
Subsidiaries of Integra LifeSciences Holdings Corporation

State or Country of Incorporation or
Name of Subsidiary	Organization
Bimeco, Inc.	Florida
CardioDyne, Inc.	Massachusetts
Cathtec, Incorporated	Massachusetts
Caveangle Limited	United Kingdom
EndoSolutions, Inc.	Delaware
Fiber Imaging Technologies, Inc.	Massachusetts
GMS, Gesellschaft für Medizinische Sondentechnik mbH	Germany
ILS Services Switzerland Ltd.	Switzerland
Integra Canada ULC (formerly known as Canada Microsurgical ULC)	Canada
Integra CI, Inc.	Cayman Islands
Integra Euro Holdings, Inc.	Delaware
Integra German Holdings GmbH	Germany
Integra France Holdings SAS	France
Integra Healthcare Products LLC	Delaware
Integra LifeSciences (Canada) Holdings, Inc.	Delaware
Integra LifeSciences (France) LLC	Delaware
Integra LifeSciences (Ireland) Limited	Ireland
Integra LifeSciences Corporation	Delaware
Integra LifeSciences Holdings SAS	France
Integra LifeSciences NR Ireland Limited	Ireland
Integra LifeSciences Sales (Ireland) Limited	Ireland
Integra LifeSciences Services (France) SAS	France
Integra LifeSciences Shared Services (Ireland) Limited	Ireland
Integra LS (Benelux) NV	Belgium
Integra Luxtec, Inc.	Massachusetts
Integra ME GmbH	Germany
Integra NeuroSciences (International), Inc.	Delaware
Integra NeuroSciences GmbH	Germany
Integra NeuroSciences Holdings (France) SA	France
Integra NeuroSciences Holdings (UK) Limited	United Kingdom
Integra NeuroSciences Holdings B.V.	Netherlands
Integra NeuroSciences Implants (France) SA	France
Integra NeuroSciences Limited	United Kingdom
Integra Neurosciences Pty Ltd.	Australia
Integra Neurosciences Pty Ltd.	New Zealand
Integra Burlington MA, Inc. (formerly known as Integra Radionics, Inc.)	Delaware
Integra Sales, Inc.	Delaware
Integra Selector Corporation	Delaware
IsoTis International SA	Switzerland
IsoTis NV	Netherlands
IsoTis OrthoBiologics, Inc.	Washington
IsoTis T.E. Facility B.V.	Netherlands
IsoTis, Inc.	Delaware
J. Jamner Surgical Instruments, Inc.	Delaware
Jarit GmbH	Germany
Jarit Instruments, Inc.	Delaware
LXU Healthcare, Inc. — Medical Specialty Products	Delaware
Miltex GmbH	Germany
Integra York PA, Inc. (formerly known as Miltex, Inc.)	Delaware
Minnesota Scientific, Inc.	Minnesota
Newdeal SAS	France

State or Country of Incorporation or
Name of Subsidiary	Organization
Newdeal, Inc.	Texas
Precise Dental Holding Corp.	New Jersey
Precise Dental Internacional, S.A. de C.V.	Mexico
Precise Dental Products, Ltd.	California
Precision Dental International, Inc.	California
Spembly Cryosurgery Limited	United Kingdom
Spembly Medical Limited	United Kingdom
Theken Spine, LLC	Ohio

February 23, 2011